Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: October 27, 2006

Contact: Bob Weiner/Rebecca VanderLinde 301-283-0821 or 202-329-1700

CRC Health Reports Operating Results

for the Quarter Ended September 30, 2006

CUPERTINO, CA, October 27, 2006 – CRC Health Corporation (formerly known as CRC Health Group, Inc.) (“CRC” or the “Company”), the nation’s largest chemical dependency treatment provider, announced its results for the third quarter and nine months ended September 30, 2006, reflecting contributions from its 2006 acquisitions, its acquisition of Sierra Tucson in May 2005 and other acquisitions in 2005, collectively (the “2005-06 acquisitions”), and continued organic growth. CRC completed three acquisitions during the third quarter of 2006.

Bain Capital Partners’ acquisition of CRC

On February 6, 2006, investment funds managed by Bain Capital Partners, LLC (“Bain”) completed the acquisition of CRC for approximately $723 million. As part of the transaction, certain members of the CRC management team partnered with Bain by retaining an equity stake in CRC. The acquisition resulted in several large expenses for merger-related costs in the nine months ended September 30, 2006. CRC’s pro forma results excluding these unusual items can be derived from the reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted Pro Forma EBITDA”, presented below. CRC refers to the February 6, 2006 Bain acquisition, the related mergers and related financings as the “Transactions.”

The date of the Bain acquisition was February 6, 2006, but for accounting purposes and to coincide with its normal financial closing, CRC has utilized January 31, 2006 as the effective date of the Bain acquisition. As a result, CRC has reported operating results and financial position for all periods presented prior to January 31, 2006 as those of the Predecessor Company and for all periods from and after February 1, 2006 as those of the Successor Company due to the resulting change in the basis of accounting. CRC’s operating results for the nine months ended September 30, 2006 are presented as the mathematical addition of CRC’s operating results for the one month ended January 31, 2006 to the operating results for the eight months ended September 30, 2006. This approach is not consistent with accounting principles generally accepted in the United States of America (“GAAP”) and may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of purchase accounting entries recorded as a result of the Transactions. However, CRC’s management believes that it is a meaningful way to present CRC’s results of operations for the nine months ended September 30, 2006. In addition, due to differences in the basis of accounting, results for the nine months ended September 30, 2006 are not comparable to results of the nine months ended September 30, 2005.

Historical Financial Results

Third Quarter and Nine Months Ended September 30, 2006 Financial Results

•	Net revenue for the third quarter of 2006 increased by $9.6 million, or 17.2%, to $65.5 million as compared to $55.9 million in the third quarter of 2005. The net revenue growth was driven by net revenue increases of $7.9 million, or 22.9% and $1.7 million, or 8.1%, in CRC’s residential and opiate treatment segments, respectively. The net revenue growth in the residential and opiate treatment segments was mainly driven by same-facility revenue increases of 11.8% and 3.9%, respectively, which was the result of increases in average daily census and net revenue per patient day. In addition, $3.9 million and $0.5 million of the residential and opiate treatment segments’ revenue growth, respectively, is attributable to the 2005-06 acquisitions that were not included in the third quarter of 2005.

•	Net revenue for the nine months ended September 30, 2006 increased by $35.0 million, or 23.2%, to $186.1 million as compared to $151.1 million in the nine months ended September 30, 2005. The net revenue growth was driven by net revenue increases of $30.1 million, or 33.9% and $4.6 million, or 7.5%, in CRC’s residential and opiate treatment segments, respectively. The residential treatment segment revenue growth was mainly driven by 2005-06 acquisitions growth of $20.8 million and partially due to the same-facility increase of $9.1 million, which was the result of increases in average daily census and net revenue per patient day. The opiate treatment segment revenue growth was mainly driven by same-facility revenue increase of $3.0 million, which was the result of increases in average daily census and net revenue per patient day.

•	CRC’s operating margins declined to 21.2% during the third quarter of 2006 compared to 24.7% in the third quarter of 2005. The decline was due primarily to an increase of $1.2 million in depreciation and amortization expense resulting from an increase in the fair value of CRC’s assets recorded in connection with the Transactions and a non-cash charge of $1.0 million relating to option-based employee compensation expense. On a same-facility basis, CRC’s operating margins increased to 38.4% during the third quarter of 2006, as compared to 36.5% in the third quarter of 2005.

•

CRC’s operating margins declined to -1.8% in the nine months ended September 30, 2006 as compared to 23.7% in the same period of 2005. The decline was due primarily to one-time expenses of $43.7 million related to the Transactions, and to a lesser extent, from the increase of $3.9 million in depreciation and amortization expense resulting from an increase in the fair value of CRC’s assets recorded in connection with the Transactions and a non-cash charge of $2.6 million relating to option-based employee compensation expense. On a same-facility basis, CRC’s operating margins increased to 35.9% during the nine months ended September 30, 2006, as compared to 35.2% in the same period of 2005.

•	Net income for the third quarter of 2006 was $0.4 million compared to $6.0 million in the third quarter of 2005. The net income decline was mainly due to a $5.5 million increase in interest expense resulting from the issuance of new senior and subordinated debt related to the Transactions. In addition, interest and other (expense) income includes a loss of $1.5 million in fair value of interest rate swap agreement compared to a gain of $1.4 million in the third quarter of 2005.

•	Net loss for the nine months ended September 30, 2006 was $35.8 million compared to net income of $13.1 million in the nine months ended September 30, 2005. The net loss was mainly due to one-time transaction expenses of $43.7 million incurred in connection with the Transactions and a $25.3 million increase in interest and other financing expense resulting from the issuance of new senior and subordinated debt related to the Transactions. In addition, interest and other income includes a loss of $1.5 million in fair value of interest rate swap agreement compared to a gain of $1.2 million in the nine months ended September 30, 2005.

Pro Forma Financial Results

Adjusted pro forma EBITDA was $18.5 million for the quarter ended September 30, 2006, compared to $16.9 million for the quarter ended September 30, 2005, an increase of $1.6 million, or 9.2%. Adjusted pro forma EBITDA was $55.9 million for the nine months ended September 30, 2006, compared to $49.5 million for the nine months ended September 30, 2005, an increase of $6.4 million, or 13.0%.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of earnings before interest, taxes, depreciation and amortization (“EBITDA”), as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its credit agreement dated February 6, 2006. CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt service and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

The unaudited adjusted pro forma EBITDA for the periods presented gives effect to the 2005 acquisitions as if they had occurred on January 1, 2005 and 2006 acquisitions as if they had occurred on January 1, 2006. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s results of operations or financial position would actually be if the 2005-06 acquisitions occurred at any date, nor does such information purport to project the results of operations for any future period.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2006 (SUCCESSOR) AND DECEMBER 31, 2005 (PREDECESSOR)

(In thousands, except share amounts)

	September 30, 2006	December 31, 2005
	(Successor)	(Predecessor)
ASSETS
CURRENT ASSETS:
Cash	$1,593	$5,077
Accounts receivable, net of allowance for doubtful accounts of $6,306 in 2006 and $4,459 in 2005	29,071	23,418
Prepaid expenses	4,160	4,510
Other current assets	1,389	2,832
Income taxes receivable	5,200	—
Deferred income taxes	4,271	4,264

Total current assets	45,684	40,101
PROPERTY AND EQUIPMENT—Net	71,506	49,074
GOODWILL	479,823	265,977
OTHER INTANGIBLE ASSETS—Net	294,447	60,008
OTHER ASSETS	22,386	8,994

TOTAL ASSETS	$913,846	$424,154

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,012	$5,348
Accrued liabilities	18,684	14,400
Income taxes payable	—	3,384
Current portion of long-term debt	34,450	11,550
Other current liabilities	6,092	3,135

Total current liabilities	62,238	37,817
LONG-TERM DEBT—Less current portion	438,545	248,381
OTHER LONG-TERM LIABILITIES	393	469
DEFERRED INCOME TAXES	112,418	9,877

Total liabilities	613,594	296,544

Predecessor Company—Mandatorily redeemable stock—324,731,796 shares authorized; 262,399,056 shares issued and outstanding at December 31, 2005	—	115,625

STOCKHOLDER’S EQUITY:
Predecessor Company—Series A common stock, $0.000001 par value—378,090,843 shares authorized; 8,652,429 shares issued and outstanding at December 31, 2005
Successor Company—Common stock, $0.001 par value—1,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2006
Additional paid-in capital	297,061	215
Retained earnings	3,191	11,770

Total stockholder’s equity	300,252	11,985

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$913,846	$424,154

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands) (unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Eight Months Ended September 30, 2006	One Month Ended January 31, 2006	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
	(Successor)	(Predecessor)	(Successor)	(Predecessor)	Combined	(Predecessor)
NET REVENUE:
Net client service revenue	$64,290	$54,963	$163,071	$19,360	$182,431	$149,207
Other revenue	1,210	915	3,163	490	3,653	1,870

Net revenue	65,500	55,878	166,234	19,850	186,084	151,077

OPERATING EXPENSES:
Salaries and benefits	30,397	24,924	77,262	9,265	86,527	70,123
Supplies, facilities and other operating costs	17,731	15,515	44,449	4,562	49,011	40,514
Provision for doubtful accounts	1,176	519	3,295	285	3,580	1,883
Depreciation and amortization	2,320	1,125	6,246	361	6,607	2,688
Acquisition related costs	—	—	—	43,710	43,710	—

Total operating expenses	51,624	42,083	131,252	58,183	189,435	115,208

INCOME (LOSS) FROM OPERATIONS	13,876	13,795	34,982	(38,333)	(3,351)	35,869
INTEREST EXPENSE	(11,214)	(5,712)	(28,161)	(2,509)	(30,670)	(13,827)
OTHER FINANCING COSTS	—	—	—	(10,655)	(10,655)	(2,185)
OTHER INCOME	(1,481)	1,361	64	60	124	1,750

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	1,181	9,444	6,885	(51,437)	(44,552)	21,607
INCOME TAX EXPENSE (BENEFIT)	742	3,434	3,694	(12,444)	(8,750)	8,459

NET INCOME (LOSS)	$439	$6,010	$3,191	$(38,993)	$(35,802)	$13,148

Reconciliation of GAAP “Cash flows provided by (used in) operating activities” to non-GAAP “EBITDA from continuing operations” and Reconciliation of non-GAAP “EBITDA from continuing operations” to GAAP “Net income”

(In thousands) (unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Eight Months Ended September 30, 2006	One Month Ended January 31, 2006	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
	(Successor)	(Predecessor)	(Successor)	(Predecessor)	Combined	(Predecessor)
Cash flows provided by (used in) operating activities	$176	$5,934	$(6,347)	$1,202	$(5,145)	$17,134
Write-off of debt discount and capitalized financing costs	—	—	—	(10,655)	(10,655)	(2,185)
Acquisition and financing related costs	—	—	—	(24,445)	(24,445)	—
Amortization of debt discount and capitalized financing costs	(832)	(442)	(1,982)	(162)	(2,144)	(1,082)
Stock-based compensation	(995)	—	(2,585)	(17,666)	(20,251)	—
Deferred income taxes	—	(1,207)	391	—	391	(1,207)
Net effect of changes in non-current net assets	249	346	39	(1,331)	(1,292)	575
Net effect of working capital changes	4,161	2,504	19,921	14,425	34,346	2,601
Interest expense and other financing costs	11,214	5,712	28,161	13,164	41,325	16,012
Income tax expense (benefit)	742	3,434	3,694	(12,444)	(8,750)	8,459

EBITDA from continuing operations	14,715	16,281	41,292	(37,912)	3,380	40,307
Interest expense and other financing costs	(11,214)	(5,712)	(28,161)	(13,164)	(41,325)	(16,012)
Income tax (expense) benefit	(742)	(3,434)	(3,694)	12,444	8,750	(8,459)
Depreciation and amortization	(2,320)	(1,125)	(6,246)	(361)	(6,607)	(2,688)

Net income (loss)	$439	$6,010	$3,191	$(38,993)	$(35,802)	$13,148

Reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted pro forma EBITDA”

(In thousands) (unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
EBITDA from continuing operations	$14,715	$16,281	$3,380	$40,307

Pre-acquisition Adjusted EBITDA from Sierra Tucson acquisition	—	—	—	6,150
Pre-acquisition Adjusted EBITDA from other 2005 acquisitions	—	600	—	2,605
Pre-acquisition Adjusted EBITDA from 2006 acquisitions	776	—	3,468	—
Expenses incurred in anticipation of a contemplated public offering	—	824	—	824
Hurricane losses	—	191	—	191
Corporate office relocation expenses	—	—	—	80
Expenses incurred related to the Transactions	(10)	—	43,739	—
Unrecognized profit on deferred revenue	—	—	1,474	—
Stock-based compensation expense	995	—	2,586	—
Gain on termination of interest rate swap	—	—	—	(585)
Loss (Gain) on interest rate swap	1,534	(1,404)	(40)	(1,189)
(Gain) loss on fixed asset disposal	(33)	73	(38)	72
Management fees to Sponsor	508	330	1,326	990
Write-off of cancelled acquisitions	15	—	15	—
Write-off of intangible assets	—	41	—	41

Adjusted Pro forma EBITDA(1)	$18,500	$16,936	$55,910	$49,486

(1)	The Adjusted Pro forma EBITDA for the three months and nine months ended September 30, 2006 gives effect to the 2006 acquisitions as if they had occurred on January 1, 2006. The preacquisition Adjusted EBITDA for the 2006 acquisitions are not included in the Adjusted Pro forma EBITDA amounts for the three and nine months ended September 30, 2005. Adjusted EBITDA for the 2006 acquisitions (pre and post acquisition by CRC) included in the Adjusted Pro forma EBITDA for the three and nine months ended September 30, 2006 are $1.3 million and $4.1 million, respectively.

CRC Health Corporation

Selected Statistics

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Residential treatment facilities data
Number of inpatient facilities—end of period	28	21	28	21
Number of outpatient facilities—end of period	18	17	18	17
Available beds—end of period	1,703	1,266	1,703	1,266
Average daily census	1,304	1,107	1,250	1,054
Occupancy rate	85.2%	86.3%	85.7%	86.2%
Net revenue per patient day	$352.66	$338.06	$348.28	$308.55

Opiate treatment clinics data
Number of opiate treatment clinics—end of period	57	49	57	49
Average daily census	23,064	21,478	22,246	20,934
Net revenue per patient day	$11.02	$10.95	$11.02	$10.90

Conference Call

CRC will host a conference call, open to all interested parties, on Monday, November 6, 2006 beginning at 10:00 AM Pacific Time. Call-in information for the conference call, as well as replay information, will be disseminated in a subsequent press release.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s opiate treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; CRC’s substantial indebtedness; and certain restrictive covenants in CRC’s debt documents.